UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 26, 2016

Citigroup Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-9924	52-1568099
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

388 Greenwich Street, New York, New York (Address of principal executive offices)		10013 (Zip Code)

(212) 559-1000

(Registrant's telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CITIGROUP INC.

Current Report on Form 8-K

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As noted below, on April 26, 2016, the stockholders of Citigroup Inc. (Citigroup), upon recommendation of Citigroup’s Board of Directors, approved an amendment to the Citigroup 2014 Stock Incentive Plan (the 2014 Plan). The amendment to the 2014 Plan increases the authorized number of shares available for grant under the 2014 Plan by 20 million.

Also on April 26, 2016, Citigroup’s stockholders, upon recommendation of Citigroup’s Board of Directors, approved the Amended and Restated 2011 Citigroup Executive Performance Plan (the EPP). The purpose of the EPP is to incentivize, motivate and attract and retain key executive talent with awards that are intended to qualify under Section 162(m) of the Internal Revenue Code of 1986, as amended, which allows a United States federal income tax deduction for performance-based compensation paid to named executive officers in Citigroup’s annual proxy statements, other than the chief financial officer.

The amendment to the 2014 Plan and the EPP are described in greater detail in proposal 4 and proposal 5, respectively, in Citigroup’s Proxy Statement for the 2016 Annual Meeting of Stockholders (Proxy Statement). The descriptions of the 2014 Plan and the EPP contained herein and in the Proxy Statement are qualified in their entirety by reference to the full text of the 2014 Plan and the EPP set forth in exhibits 10.1 and 10.2 to this Form 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders.

Citigroup's 2016 Annual Meeting of Stockholders was held on April 26, 2016. At the meeting:

(1) 16 persons were elected to serve as directors of Citigroup;

(2) the selection of KPMG LLP to serve as the independent registered public accounting firm of Citigroup for 2016 was ratified;

(3) a proposal for advisory approval of Citi’s 2015 executive compensation was approved;

(4) a proposal to approve an amendment to the Citigroup 2014 Stock Incentive Plan authorizing additional shares was approved;

(5) a proposal to approve the Amended and Restated 2011 Citigroup Executive Performance Plan was approved;

(6) a stockholder proposal requesting a report demonstrating the company does not have a gender pay gap was not approved;

(7) a stockholder proposal requesting a report on lobbying and grassroots lobbying contributions was not approved;

(8) a stockholder proposal requesting that the Board appoint a Stockholder Value Committee was not approved;

(9) a stockholder proposal requesting an amendment to the General Clawback Policy was not approved; and

(10) a stockholder proposal requesting that the Board adopt a policy prohibiting the vesting of equity-based awards for senior executives due to a voluntary resignation to enter government service was not approved.

Set forth below, with respect to each such matter, are the number of votes cast for or against, the number of abstentions and the number of broker non-votes.

FOR	AGAINST	ABSTAINED	BROKER NON-VOTES

(1)	Election of Directors

Nominees

Michael L. Corbat	2,110,830,403	7,981,899	2,364,681	271,307,118
Ellen M. Costello	2,110,531,860	7,859,086	2,786,034	271,307,121
Duncan P. Hennes	2,109,035,129	8,544,502	3,597,343	271,307,127
Peter B. Henry	2,110,186,205	8,163,999	2,826,820	271,307,077
Franz B. Humer	2,086,826,500	30,674,472	3,676,053	271,307,076
Renee J. James	2,096,286,464	21,947,355	2,943,214	271,307,068
Eugene M. McQuade	2,108,167,643	10,267,973	2,740,817	271,307,668
Michael E. O’Neill	2,077,798,135	39,208,298	4,171,544	271,306,124
Gary M. Reiner	2,109,801,650	8,505,315	2,870,065	271,307,071
Judith Rodin	2,061,933,878	55,173,349	4,069,792	271,307,082
Anthony M. Santomero	2,107,839,926	9,762,358	3,574,693	271,307,124
Joan E. Spero	2,107,427,493	10,967,491	2,782,044	271,307,073
Diana L. Taylor	2,075,364,337	40,954,429	4,858,213	271,307,122
William S. Thompson, Jr.	2,075,735,114	41,225,514	4,216,354	271,307,119
James S. Turley	2,109,134,948	8,431,435	3,610,652	271,307,066
Ernesto Zedillo Ponce de Leon	2,093,315,364	25,053,455	2,807,574	271,307,708

(2) Ratification of Independent Registered Public Accounting Firm for 2016	2,354,785,443	35,313,362	2,385,296

(3) Advisory approval of Citi’s 2015 Executive Compensation	1,349,506,035	768,655,188	3,015,427	271,307,451

(4) Proposal to approve an amendment to the Citigroup 2014 Stock Incentive Plan	2,042,009,898	75,906,216	3,255,773	271,312,214

(5) Proposal to approve the Amended and Restated 2011 Citigroup Executive Performance Plan	2,064,044,762	53,245,091	3,882,715	271,311,533

(6) Stockholder proposal requesting a report demonstrating the company does not have a gender pay gap	103,818,094	1,638,184,967	379,169,508	271,311,532

(7) Stockholder proposal requesting a report on lobbying and grassroots lobbying contributions	501,058,670	1,282,907,931	337,213,164	271,304,336

(8) Stockholder proposal requesting that the Board appoint a Stockholder Value Committee	73,964,675	2,004,403,208	42,804,611	271,311,607

(9) Stockholder proposal requesting an amendment to the General Clawback Policy	85,341,557	2,020,342,604	15,487,701	271,312,239

(10) Stockholder proposal requesting that the Board adopt a policy prohibiting the vesting of equity-based awards for senior executives due to a voluntary resignation to enter government service	644,582,195	1,470,861,448	5,727,017	271,313,441

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number
10.1	Citigroup 2014 Stock Incentive Plan (as amended and restated effective April 26, 2016)

10.2	The Amended and Restated 2011 Citigroup Executive Performance Plan (as amended and restated as of January 1, 2016)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIGROUP INC.

Dated: April 29, 2016
	By:	/s/ Rohan Weerasinghe Rohan Weerasinghe General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number
10.1	Citigroup 2014 Stock Incentive Plan (as amended and restated effective April 26, 2016)

10.2	The Amended and Restated 2011 Citigroup Executive Performance Plan (as amended and restated as of January 1, 2016)